UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017 (November 5, 2017)

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2017, Anthem, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Gail Boudreaux as the Company’s Chief Executive Officer and President, effective November 20, 2017 (the “Transition Date”). The Company also announced that its Board appointed Ms. Boudreaux as a member of the Company’s Board, effective as of the Transition Date, in the class of directors with a term expiring at the 2020 annual meeting of the Company’s shareholders. A copy of the related press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Ms. Boudreaux, age 57, previously served as the Chief Executive Officer of GKB Global Health, LLC, a healthcare strategy and business advisory firm that she founded in 2015, as Executive Vice President of United HealthGroup from May 2008 through February 2015, as President of United Healthcare from May 2008 through January 2011 and as the Chief Executive Officer of United Healthcare from January 2011 through November 2014. Before joining United Healthcare, Ms. Boudreaux served as Executive Vice President of External Operations for Health Care Services Corporation from 2006 through May 2008. Ms. Boudreaux served on the board of directors of Novavax, Inc. from June 2015 through November 5, 2017 and currently serves on the boards of directors of Xcel Energy, Inc. and Zimmer Biomet Holdings, Inc.

Ms. Boudreaux succeeds Joseph Swedish, who will continue to serve as the Executive Chairman pursuant to the transition letter agreement with the Company dated November 5, 2017 (the “Transition Agreement”) described below.

Employment Agreement with Ms. Boudreaux

On November 5, 2017, Ms. Boudreaux accepted a written offer letter from the Company establishing her compensation as Chief Executive Officer and President and executed an employment agreement under the Company’s Executive Agreement Plan (collectively, the “Offer Letter”). Ms. Boudreaux’s initial compensation will consist of (i) an annual base salary of $1,400,000, (ii) beginning in the 2018 fiscal year, a target incentive bonus opportunity equal to 175% of her base salary and (iii) long-term incentive awards with an aggregate target value equal to $10,250,000 for 2018. Ms. Boudreaux will also receive in connection with the commencement of her employment with the Company a one-time grant of performance stock units (the “Sign-On PSUs”) with a target value of $2,000,000 that vests based on the level of achievement of Company performance from 2017 through 2019 in accordance with the terms of the performance stock units granted to the Company’s senior officers in 2017.

Pursuant to the Offer Letter, Ms. Boudreaux will participate in the Company’s Executive Agreement Plan on a basis substantially similar to other senior officers of the Company. The Executive Agreement Plan provides for severance benefits following a termination of employment without cause or resignation for good reason consisting of two years (or, if the termination or resignation is in connection with a change in control of the Company, three years) of salary and target bonus, as well as continued employee benefits during the severance period. Additionally, the Executive Agreement Plan provides for accelerated vesting of equity grants upon a termination of employment without cause or for good reason within three years following a change in control. Pursuant to the Offer Letter, the Sign-On PSUs will continue to vest in accordance with their terms (and subject to the achievement of performance vesting conditions) following a termination of Ms. Boudreaux’s employment without cause or for good reason.

Ms. Boudreaux will be subject to certain restrictive covenants including confidentiality, non-competition, non-solicitation and non-disparagement during her employment and for specified periods of time after the termination of her employment.

There are no arrangements or understandings between Ms. Boudreaux and any other person pursuant to which she was selected as President and Chief Executive Officer. There are no family relationships between Ms. Boudreaux and any director or executive officer of the Company, and Ms. Boudreaux has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Transition Agreement with Mr. Swedish

Pursuant to his Transition Agreement, Mr. Swedish will continue as the Company’s Executive Chairman until the earlier of the Company’s 2018 annual meeting of shareholders and May 31, 2018. During that period, he will continue to be paid his current rate of base salary, eligible to earn a bonus for 2017, a prorated bonus for 2018 and eligible to continue in the Company’s employee welfare, retirement savings and perquisite plans. Mr. Swedish will then serve as the Senior Advisor to the Chief Executive Officer and Consultant until May 1, 2020, for which he will receive $4,500,000 per year and be eligible to participate in the Company’s employee welfare, retirement savings and perquisite plans.

The foregoing summaries are qualified in their entirety by reference to the Offer Letter and the Transition Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this report, respectively, and are incorporated herein by reference.

Section 7—Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 6, 2017, the Company issued a press release announcing Ms. Boudreaux’s appointment as Chief Executive Officer and President effective November 20, 2017. A copy of the press release is furnished as Exhibit 99.1 to this report.

The Company is reaffirming its net income guidance for full year 2017 to be in the range of $10.80 - $10.90 per share, including approximately $1.10 per share of net unfavorable items. Excluding these items, adjusted net income is expected to be in the range of $11.90 - $12.00 per share. This guidance does not include any adjustment items beyond those reported in the Company’s third quarter 2017 earnings release.

None of the information furnished in Item 7.01 or Exhibit 99.1 hereto shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly set forth by specific reference in such filings, none of the information furnished in this report shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Offer Letter, dated November 5, 2017, between Gail Boudreaux and Anthem, Inc.

10.2	Transition Agreement, dated November 5, 2017, between Joseph Swedish and Anthem, Inc.

99.1	Press Release, dated November 6, 2017 (furnished and not filed for purposes of Item 7.01)

Forward-Looking Statements

This document contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward- looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. These risks and uncertainties include: those discussed and identified in our public filings with the U.S. Securities and Exchange Commission, or SEC; increased government participation in, or regulation or taxation of, health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, or Health Care Reform, and the impact of any future modification, repeal or replacement of Health Care Reform; trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our participation in federal and state health insurance exchanges under Health Care Reform, which have experienced and continue to experience challenges due to implementation of Health Care Reform, and which entail uncertainties associated with the mix and volume of business, particularly in our Individual and Small Group markets, that could negatively impact the adequacy of our premium rates and which may not be sufficiently offset by the risk apportionment provisions of Health Care Reform; the ultimate outcome of litigation between Cigna Corporation (“Cigna”) and us related to the merger agreement between the parties, including our claim for damages against Cigna, Cigna’s claim for payment of a termination fee and other damages against us, and the potential for such litigation to cause us to incur substantial costs, materially distract management and negatively impact our reputation and financial positions; our ability to contract with providers on cost-effective and competitive terms; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; medical malpractice or professional liability claims or other risks related to health care services provided by our subsidiaries; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties; our inability to meet customer demands, and sanctions imposed by governmental entities, including the Centers for Medicare and Medicaid Services; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; state guaranty fund assessments for insolvent insurers; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member or employee sensitive or confidential information, including the impact and outcome of investigations, inquiries, claims and litigation related to the cyber attack we reported in February 2015; changes in economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers, acquisitions and strategic alliances; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws. Investors are also advised to carefully review and consider the various risks and other disclosures discussed in our SEC reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2017

ANTHEM, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary

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